Exhibit 21
SUBSIDIARIES OF PRECISION CASTPARTS CORP.

	Approximate	State or Jurisdiction
	Percentage of Voting	of Incorporation or
Name of Subsidiary	Securities Owned	Organization
AAA Aircraft Supply, LLC	100%	Delaware
A-1 Wire Tech, Inc.	100%	Illinois
Advanced Forming Technology, Inc.	100%	Colorado
AETC Limited	100%	United Kingdom
AFT Europe-Advanced Forming Technology Ltd.	100%	Hungary
AF Aerospace Limited	100%	United Kingdom
Airdrome Parts Co., Limited	100%	United Kingdom
Alexander Socket Screws Limited	100%	United Kingdom
AlloyWorks, LLC	100%	North Carolina
Arcturus Manufacturing Corporation	100%	California
Avibank Mfg., Inc.	100%	Delaware
Avibank Services, LLC	85%	Delaware
Caledonian Alloys (Tianjin) Co., Ltd.	100%	China
Caledonian Alloys France SAS	100%	France
Caledonian Alloys Group Limited	100%	United Kingdom
Caledonian Alloys (Canada) Ltd.	100%	Canada
Caledonian Alloys, Inc.	100%	South Carolina
Caledonian Alloys Limited	100%	United Kingdom
Caledonian Alloys s.r.o.	100%	Czech Republic
Cameron Forged Products Limited	100%	United Kingdom
Cannon-Muskegon Corporation	100%	Michigan
Carlton Forge Works	100%	California
Chengde Pipe Hong Kong Limited	100%	Hong Kong
Chevron Aerospace Group Limited	100%	United Kingdom
Chevron Aersostructures Limited	100%	United Kingdom
Cometal SAS	100%	France
Daido-Special Metals Ltd.	50%	Japan
Environment-One Corporation	100%	New York
Faber Enterprises, Inc.	100%	California
Fatigue Technology, Inc.	100%	Washington
FTI Manufacturing, Inc.	100%	Washington
Greengrove Welding Wires Limited	100%	United Kingdom
Greenville Metals, Inc.	100%	Pennsylvania
Hackney Ladish, Inc.	100%	Delaware
Hamilton Aviation, Inc.	100%	Oregon
Hi-Life Tools (UK) Limited	100%	United Kingdom
Hi-Life ULMA Srl	100%	Italy
Howell Penncraft, Inc.	100%	Delaware
Huntington Alloys Canada Ltd.	100%	Canada
Huntington Alloys Corporation	100%	Delaware
Huntington Revert LLC	100%	Delaware
Incotherm Limited	100%	United Kingdom
J & L Fiber Services, Inc.	100%	Wisconsin
Kadimi Tool Manufacturing Company Private Limited	50%	India

McWilliams Forge Company	100%	Delaware
Metalac Fasterners, Inc.	100%	Illinois
Metalac S.A. Industria E Comercio	100%	Brazil
Metalac SPS Industria E Comercio, Ltda.	100%	Brazil
NSS Technologies, Inc.	100%	Michigan
Nutt-Shel Company	100%	California
Oregon Plasma Melting	50%	Oregon
Otto Vogeli Industriearmaturen GmbH	100%	Germany
PCC Airfoils S.A. de C.V.	100%	Mexico
PCC Airfoils LLC	100%	Ohio
PCC Business Trust	100%	Massachusetts
PCC European Holdings S.a.r.l.	100%	Luxembourg
PCC Finance Luxembourg S.a.r.l.	100%	Luxembourg
PCC Flow Technologies GmbH	100%	Germany
PCC Flow Technologies Holdings, Inc.	100%	Delaware
PCC Flow Technologies, Inc.	100%	Delaware
PCC Flow Technologies Limited	100%	United Kingdom
PCC Johns Landing LLC	100%	Delaware
PCC Luxembourg Holdings LLC	100%	Delaware
PCC Luxembourg Holdings SCS	100%	Luxembourg
PCC Specialty Products, Inc.	100%	Delaware
PCC Structurals, Inc.	100%	Oregon
Precision Castparts Corp. France S.a.r.l.	100%	France
Precision Castparts CZ s.r.o.	100%	Czech Republic
Precision Founders, Inc.	100%	California
Precision MO Corp.	100%	Oregon
Precision PL Corp.	100%	Oregon
Shur-Lok International S.A.	100%	Belgium
SMW Holdings Limited	100%	United Kingdom
SPS Aerostructures Limited	100%	United Kingdom
SPS Asia Limited	100%	Hong Kong
SPS Chevron Limited	100%	United Kingdom
SPS (China) Co., Ltd.	100%	China
SPS International Investment Company	100%	Delaware
S.P.S. International Limited	100%	Ireland
SPS International S.a.r.l.	100%	Luxembourg
SPS International Trading (Shanghai) Co. Ltd.	100%	China
SPS Technologies (Australia) Pty Ltd	100%	Australia
SPS Technologies Limited	100%	United Kingdom
SPS Technologies, LLC	100%	Pennsylvania
SPS Tech Trading Limited	100%	United Kingdom
SPS Technologies Waterford Company	100%	Michigan
SPS/Unbrako K.K.	100%	Japan
Special Metals Corporation	100%	Delaware
Special Metals Deutschland Limited	100%	United Kingdom
Special Metals Pacific Pte Ltd	100%	Singapore
Special Metals Services Limited	100%	United Kingdom
Special Metals Wiggin Limited	100%	United Kingdom
Special Metals Wiggin Trustees Limited	100%	United Kingdom
T.J. Brooks Ltd	100%	United Kingdom

The Caley Group Limited	100%	United Kingdom
Thistle Processing LLC	100%	West Virginia
Unbrako Limited	100%	United Kingdom
Unbrako Mexicana S.A. de C.V.	100%	Mexico
Western Aerospace Limited	100%	Australia
Western Australian Specialty Alloys Pty. Ltd.	100%	Australia
WG Washington Street LLC	100%	Delaware
Wyman-Gordon de Mexico, S. de R.L. de C.V.	100%	Mexico
Wyman-Gordon Forgings (Cleveland), Inc.	100%	Ohio
Wyman-Gordon Company	100%	Massachusetts
Wyman-Gordon Forgings, Inc.	100%	Delaware
Wyman-Gordon Investment Castings, Inc.	100%	Delaware
Wyman-Gordon Limited	100%	United Kingdom
Wyman-Gordon (Lincoln) Limited	100%	United Kingdom
Wyman-Gordon Monterrey, S. de R.L. de C.V.	100%	Mexico
Wyman Gordon, s.r.o.	100%	Czech Republic
Wyman SC, Inc.	100%	California
Vent-Tek Designs LLC	50%	Delaware
Yangzhou Chengde Steel Tube Co., Ltd.	50%	China